Exhibit 99.1

Talk America To Launch New Broadband Voice Bundle in Q3
Expect Increased Returns from Reduced Consumer Marketing Spend
Strategy Shift Changes Financial Guidance

NEW HOPE, PA June 28, 2006 - Talk America (NASDAQ: TALK) a leading provider of broadband and voice services to business and residential customers announced that it will offer a new bundle of broadband and voice services to strengthen its competitive position. Our new offer will feature broadband with 6mbps download speeds and a fully featured nationwide unlimited voice service at a price below $70 for business customers and $50 for residential customers.

Ed Meyercord, Talk America’s Chief Executive Officer and President commented, “We’ve made the decision to shift our marketing spend away from standalone voice services. With the investment in our state of the art broadband network behind us, we can afford to offer high bandwidth services with very low incremental costs. Our service bundles will deliver significant value to customers versus the current telco and cable offerings while delivering attractive financial returns.”

Mr. Meyercord continued “our new broadband offer for business customers will complement our suite of T-1 business services as a key driver of future growth. Growth in commercial services has gained momentum in the second quarter in our key markets in Michigan, Ohio and the Southeast. We expect our commercial business to be approximately 42% of total revenue by end of the year.”

In connection with our shift in marketing strategy we are revising our financial guidance. For the year ended 2006, we expect revenues to be in a range of $437 to $443 million and Adjusted EBITDA to be in a range of $53 to $58 million. For the second quarter, we expect our revenues to be in a range of $112 to $114 million and Adjusted EBITDA to be in a range of $11 to $13 million. We continue to be in a strong financial position, generating free cash flow, with no debt and over $30 million in cash.

About Talk America
Talk America, is a leading competitive, integrated communications provider that offers high speed Internet access and phone services to both business and residential customers.  Services include data services such as high-speed connectivity, and local and long distance phone service, security, web hosting, and network services. Talk America delivers value in the form of savings, simplicity and quality service to its customers through its leading edge network and award-winning back office.

Please Note:

The statements contained herein regarding the future results of operations of Talk America should be, and certain other of the statements contained herein may be, considered “forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates," "expects," "expected," "anticipates," "anticipated," "forecast," "guidance," and "targets". These forward-looking statements are based on our current expectations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and our actual results could differ materially from our expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, our inability to integrate effectively and as anticipated acquired businesses, dependence on the availability and functionality of local exchange carriers' networks as they relate to the unbundled network element platform, failure to operate our own local network in a profitable manner, increased price competition for long distance, local and data services, failure of the marketing of the bundle of local and long distance services, long distance services and data services under our direct marketing channels to a smaller marketing footprint, attrition in the number of end users, failure to manage our collection management systems and credit controls for customers, interruption in our network and information systems, failure to provide adequate customer service, and changes in government policy, regulation and enforcement and/or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement. Additional information concerning these and other important factors can be found within Talk America’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005 filed March 16, 2006, as amended by our Form 10-K/A filed March 28, 2006.

SOURCE: Talk America Holdings, Inc.

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Contact Info:
Talk America
Jeff Schwartz
215-862-1097
jschwartz@talk.com